2018 BWFG, INC. LONG-TERM INCENTIVE PLAN

1.Purpose. This 2018 BWFG, Inc. Long-Term Incentive Plan is an administrative addendum to the 2012 BNC Financial Group, Inc. Stock Plan (the “Plan”), which was approved by the shareholders of the Company on or about September 19, 2012 (the “Effective Date”). This addendum sets forth the terms and conditions applicable to Restricted Awards granted under the Plan to eligible employees. It does not (a) increase the types of awards that may be granted under the Plan, (b) increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Section 11 hereof), (c) change the class of persons eligible for awards under the Plan or (d) extend the duration of the Plan. The rights of any Employee in any awards granted under the Plan prior to January 1, 2018 shall be governed by the terms of the Plan as in effect immediately prior to the adoption by the Board of this addendum. The purpose of the Plan is to advance the interests of BWFG, Inc., a Connecticut corporation (the “Company”), and its Affiliates and stockholders by providing an incentive to attract, retain and reward Employees providing services to the Company and its Affiliates and by motivating them to contribute to the growth and profitability of the Company and its Affiliates. Awards that may be granted under the Plan are Restricted Stock Awards, Performance Share Awards, and Performance Compensation Awards.
2.Definitions.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any subsidiary of such entity.
“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, and any stock exchange or quotation system on which the shares of Common Stock are listed or quoted.
“Award” means any Restricted Award granted under the Plan.
“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cause” means, unless the applicable Award Agreement states otherwise:
(i)If the Employee is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or
(ii)If no such agreement exists, or if such agreement does not define Cause: (i) engaging in any act or acts of dishonesty or morally reprehensible conduct or committing any act or acts that constitute a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach, whether or not relating to the Company or any Affiliate; (ii) attempting to obtain personal gain, profit or enrichment at the expense of the Company or an Affiliate, or from any transaction in which Participant has an interest which is adverse to the interest of the Company or an Affiliate, unless Participant shall have obtained the prior written consent of the Chairman of the Board; (iii) willful and continued failure to perform the reasonable duties assigned to Participant within the scope of Participant’s responsibilities under any employment agreement he may be a party to, the reasonable policies, standards or regulations of the Company or any Affiliate as the same shall from time to time exist, provided Participant shall have received at least one written notice in writing from the Company or an

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Affiliate of such failure and such failure shall continue or recur ten or more days after such notice; (iv) acting in a manner that Participant intends, believes or reasonably should foresee to be materially detrimental or damaging to the Company’s or an Affiliate’s reputation, business operations or relations with their employees, suppliers or customers; (v) material violation of state or federal securities laws, or (vi) committing any material breach of any employment agreement to which he/she may be a party or any other written agreement between Participant and either the Company or an Affiliate.
The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
“Change in Control” means any of the following:
1.the closing of the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
2.the closing of the sale of all of the Company’s Common Stock to an unrelated person or entity;
3.the consummation of any merger, reorganization, consolidation or share exchange unless the persons who were the beneficial owners of the outstanding shares of Common Stock immediately before the consummation of such transaction beneficially own more than fifty percent of the outstanding shares of the common stock of the successor or survivor entity in such transaction immediately following the consummation of such transaction. For purposes of this subsection, the percentage of the beneficially owned shares of the successor or survivor entity (“Successor”) described above shall be determined exclusively by reference to the shares of the Successor which result from the beneficial ownership of shares of Common Stock by the persons described above immediately before the consummation of such transaction; or
4.the complete dissolution or liquidation of the Company.
A "Change in Control" shall be deemed not to have occurred if such event is mandated or directed by a regulatory body having jurisdiction over the Company’s operations (or operations of any Affiliate).
Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means the Board's Compensation Committee or any similar committee or sub-committee designated by the Board to administer the Plan and having such powers as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein.
“Common Stock” means the common stock, no par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.
“Company” means BWFG, Inc., a Connecticut corporation, and any successor thereto.
“Continuous Service” means that the Participant’s service with the Company or an Affiliate is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is

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subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.
“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.
“Director” means a member of the Board.
“Disability” shall have the meaning set forth in Section 409A of the Code, as may be amended from time to time.
“Employee” means any person employed by the Company or an Affiliate and treated as such in such Company’s payroll records.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” and “FMV” mean, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the FMV shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Eastern Edition of the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the FMV shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion. In the absence of an established market for the Common Stock, the FMV shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Fiscal Year” means the Company’s fiscal year, which is a calendar year.
“Good Reason” means, unless the applicable Award Agreement states otherwise:
1.If an Employee is a party to an employment agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or
2.If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than 50 miles.

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“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 8.3 of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.
“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 8 of the Plan.
“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award or Performance Share Award. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) based on any one or more of the following criteria: (a) earnings or earnings per share; (b) return on equity; (c) return on assets or return on average assets; (d) revenues; (e) expenses or reductions in cost; (f) one or more operating ratios; (g) stock price; (h) shareholder return; (i) market share; (j) asset growth; (k) loan growth; (l) deposit growth and/or core deposit growth; (m) non-interest income; (n) charge-offs; (o) credit quality; (p) reductions in non-performing assets; (q) economic value added models or equivalent metrics; (r) productivity ratios; (s) customer satisfaction measures and/or (t) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, business unit or operational unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion (g) above as compared to various stock market indices. The Committee has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.
“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award or Performance Share Award of a particular Participant, whether all, some portion, or none of the Performance Compensation Award has been earned for the Performance Period.
“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code to the extent applicable to an Award), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based

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compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described under generally accepted accounting principles and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; and (e) acquisitions or divestitures, provided, however that with respect to Performance Compensation Awards, such discretion shall be exercised in a manner consistent with Section 162(m) of the Code.
“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award or Performance Share Award.
“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.
“Performance Share Award” means any Award granted pursuant to Section 7.
“Restricted Award” means any Award granted pursuant to Section 6.
“Restricted Period” has the meaning set forth in Section 6.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended.

3.Administration.
a.Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. All questions of interpretation of the Plan, any Award Agreement or any other form of agreement or other document employed by the Company in the administration of the Plan shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
b.Powers of the Committee. Subject to the terms of the Plan, the Committee shall have the authority to: (a) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (b)  authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (c)  determine the persons to whom, and the time or times at which, Awards are to be granted; (d)  determine the number of shares of Common Stock to be made subject to each Award; (e)  prescribe the terms and conditions of each Award; (f)  determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period and the number of Performance Shares earned by a Participant; (g)  designate an Award as a Performance Compensation Award and to select the Performance Criteria that will be used to establish the Performance Goals; (h) amend, modify, extend , cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under an Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (i) make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (j)  interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to an Award; (k) provide for a “claw-back” of an Award pursuant to Section 14 below; and (l) exercise discretion to make any and all determinations which it determines to be necessary or

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advisable for the administration of the Plan. The Committee's consideration of Awards to be made to Employees may be made in consultation with the Chief Executive Officer of the Company.
c.Delegation. The Committee may delegate to a subcommittee or individual any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Committee shall thereafter be to the committee, subcommittee or individual). The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members from, appoint new members in substitution therefor, and fill vacancies in the Committee. The Committee shall act pursuant to a vote of the majority of its members or by the written consent of the majority of its members and minutes shall be kept of its meetings and copies thereof shall be provided to the Board.
d.Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors.
e.Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
4.Shares Subject to the Plan.
a.Subject to adjustment in accordance with Section 11, the aggregate number of shares of Common Stock reserved and available for issuance in connection with Awards (“Total Share Reserve”) shall be equal to 65,000 Shares, with the following adjustments:
3.As of January 12, 2013, the number of Shares reserved and available for issuance under the Plan shall be automatically increased by ten percent (10%) of the number of Shares issued on January 11, 2013 or such lesser number of Shares as determined by the Committee. Notwithstanding the foregoing, the increase will be capped so that following such increase, the overall Overhang (defined below) does not exceed 12%.
4.Commencing on January 1, 2014, on January 1st of each year, the number of Shares reserved and available for issuance shall automatically increase by up to that number of Shares that would result in the Company’s Overhang equaling 12%, computed on the basis of the number of Shares issued as of December 31st of the preceding year, unless a lesser amount is designated by the Board.

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5.“Overhang” means the aggregate number of Shares subject to Awards (i.e., incentive stock options, non-qualified stock options, Restricted Stock, RSUs, stock appreciation rights, Performance Shares, PRSUs and other equity awards granted under the Plan) outstanding but unexercised (in the case of options or stock appreciation rights) or unvested (in the case of other Awards) and the Other Plans, plus the number of Shares available to be granted under the Plan, divided by the total Shares outstanding on December 31 of the preceding calendar year. “Other Plans” means the following Company plans: 2002 Bank Management, Director and Founder Stock Option Plan; 2006 Stock Option Plan; 2007 Stock and Equity Award Plan; and 2011 Stock Option and Equity Award Plan.
6.Accordingly, the number of Shares reserved and available for issuance may increase from year to year based on exercises of options and stock appreciation rights, vesting of other Awards, and increases in the total Shares outstanding as of December 31 of the prior year.
b.Shares covered by an Award shall be counted as used as of the effective date of the Award. Any Shares that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one share subject to an Award. If any Shares covered by an Award are not earned or purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Common Stock subject thereto or is settled in cash in lieu of shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for purposes of the Plan in addition to the number of Shares that are otherwise available for Awards. The number of Shares available for issuance under the Plan shall not be increased by (i) any Shares tendered or withheld or Grant surrendered in connection with the purchase of Shares upon exercise of an option or (ii) any Shares deducted or delivered from a Grant payment in connection with the Company’s tax withholding obligations as described in Section 10.5. Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares of treasury shares.
5.Eligibility. Awards may be granted only to Employees designated by the Committee, in its discretion, as eligible to receive such Awards.

6.Restricted Awards. A Restricted Award is an Award of shares of Common Stock (“Restricted Stock”) or Common Stock units (“Restricted Stock Units” or “RSUs”) which are rights to receive on a future date or occurrence of a future event an identical number of shares of Common Stock that provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Award of Restricted Stock and RSUs so granted shall be subject to such conditions as the Committee shall establish, including the (i) completion of a period of service in the case of Awards of time-vested Restricted Stock and time-vested RSUs (“TRSUs”) and (ii) the attainment of Performance Goals in the case of Awards of performance-based Restricted Stock (“Performance Shares”) and performance-based RSUs (“Performance Share Units” or “PRSUs”), and to such other conditions not inconsistent with the Plan.
a.Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

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b.Restricted Stock Units. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any RSUs granted hereunder.
c.Restrictions.
7.Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to forfeiture and restrictions on transferability as set forth in the applicable Award Agreement; and (C) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
8.RSUs awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such RSUs are forfeited, all rights of the Participant to such RSUs shall terminate without further obligation on the part of the Company.
9.The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and RSUs whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or RSUs are granted, such action is appropriate.
d.Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, in its sole discretion, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.
e.Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 6.3 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding RSUs, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding vested RSU and, if applicable, any Dividend Equivalents under the terms and conditions specified in the Award Agreement.
f.Stock Restrictions. The Committee may determine that the Company will issue certificates for shares of Restricted Stock, in which case each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Award. The Participant shall be entitled to have the legend removed from the share certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

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g.Dividends and Distributions; Voting Rights. If the Company declares a dividend on the shares of Common Stock, on the payment date of the dividend the account of each respective Participant shall be credited with an amount equal to the dividends paid on one share of Common Stock for each share of Common Stock represented by an outstanding Award of time-vested Restricted Stock and TRSUs granted to each such Participant (“Dividend Equivalents”). An amount equal to any such Dividend Equivalents shall be paid to the respective Participant as of the date of payment of such cash dividends on shares of Company Stock. Dividend Equivalents will not be paid with respect to Performance Shares or PRSUs. During any period in which shares acquired pursuant to an Award of Restricted Stock remain subject to vesting conditions, the Participant shall have the right to vote such shares. Participants shall have no voting rights with respect to shares represented by RSUs.
7.Performance Share Awards.
a.Grant. Each Performance Share Award shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to an Award of Performance Share Units granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.
b.Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the applicable Performance Goals are attained within the applicable Performance Period, as determined by the Committee. No payout shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold Performance Goal(s) have been achieved.
8.Performance Compensation Awards Under Section 162(m).
a.General. The Committee shall have the authority, at the time of grant of any Performance Share Award, to designate any such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. Each Award Agreement evidencing a Performance Compensation Award shall specify the number of Performance Shares or PRSUs subject thereto, the Performance Award Formula, the Performance Goals and Performance Period applicable to the Award, and the other terms and conditions of the Award.
b.Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with this Section 8 and the Award Agreement.
c.Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and/or levels of the Performance Goals that are to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section and record the same in writing.

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d.Payment of Performance Compensation Awards.
10.Condition to Receipt of Payment. Unless otherwise provided in the Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Performance Compensation Award has been earned for the Performance Period.
11.Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Compensation Award above the maximum amount payable under Section 8.4.
12.Timing of Award Payments. Performance Compensation Awards shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 8.4, but in no event later than 2½ months following the end of the Fiscal Year during which the Participant vests in the Award.
13.Maximum Award Payable. Subject to adjustment in accordance with Section 11 hereof, and notwithstanding any provision contained in the Plan to the contrary, no Participant shall be granted within any Fiscal Year Awards, which in the aggregate are for more than twenty-five percent (25%) of the aggregate number of shares of Common Stock authorized for issuance under the Plan shares of Common Stock.
9.Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies or any Company Insider Trading Policy have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon vesting of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon vesting of such Awards unless and until such authority is obtained.
10.Miscellaneous.
a.Acceleration of Vesting. The Committee shall have the power to accelerate the time during which an Award or any part thereof will vest in accordance with the Plan.

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b.Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for vesting of the Award pursuant to its terms and no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.
c.No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of an Employee with or without notice and with or without Cause.
d.Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.
e.Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.
11.Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 8.4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
12.Effect of Change in Control.
a.Vesting. The Committee may provide in an Award Agreement the effect, if any, a Change in Control shall have on the vesting of any applicable Award which may include, but not be limited to, the following:

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14.Restricted Stock and Restricted Stock Units. In the event of a Change in Control, the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units unless such Awards are assumed by the Successor. If a Successor assumes Awards in connection with a Change in Control and a Participant is terminated without Cause or for Good Reason, in either case, during the 12-month period following a Change in Control, the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant's termination of Continuous Service.
15.Performance Compensation Awards. In the event of a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met unless such Awards are assumed by the Successor. In the event a Successor assumes Awards in connection with a Change in Control and a Participant is terminated without Cause or for Good Reason, in either case, during the 12-month period following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant's termination of Continuous Service.
To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.
b.Cash-Out Option. In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in connection with such Change in Control.
13.Amendment of the Plan and Awards.
a.Amendment or Termination of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Sections 11 and 13.2, no amendment shall be effective unless it is approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of any such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval. Rights under any Award granted before an amendment of the Plan shall not be impaired by any such amendment unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
b.Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder. However, without the approval of the Company’s shareholders, there shall no (a) increase in the types of awards that may be granted under the Plan, (b) increase in the maximum aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Section 11), (c) change in the class of persons eligible for Awards, (d) extensions of the duration of the Plan and (e) other amendments to the Plan that would require approval of the Company’s shareholders under Applicable Laws. No amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant, provided, however, that the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to Applicable Laws.

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c.Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more outstanding Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
14.General Provisions.
a.Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
b.Claw-back. Notwithstanding any provision in this Plan to the contrary, any “incentive-based compensation” within the meaning of Section 10D of the Exchange Act will be subject to claw-back by the Company in the manner required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
c.Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable.
d.Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon vesting of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award.
e.Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish a separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
f.Delivery. Upon vesting of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.
g.No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether (i) cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or (ii) any fractional shares should be rounded, forfeited or otherwise eliminated.
h.Section 409A. The Plan is intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six month period immediately following the Participant’s termination of Continuous Service shall instead be

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paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
i.Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.9, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
j.Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.
k.Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under this Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the written consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
l.Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.
m.Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
n.Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
15.Parachute Payments. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, in cash, or in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Restricted Award, Performance Share Award or Performance Compensation Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not

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become vested (a) to the extent that such right to vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Participant shall have the right to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an award reduces the Parachute Payment to the greatest extent. An Other Agreement may modify or negate the provisions of this Section 15.
16.Effective Date of Plan. The Plan is effective as of the Effective Date.
17.Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth anniversary of the Effective Date. No Award shall be granted after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 8 and the definition of “Performance Goal” and “Performance Criteria” to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such shareholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 8 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.
18.Choice of Law. The laws of the State of Connecticut shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
As adopted by the Board of Directors of BWFG, Inc. on December 15, 2020.

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